November 13, 1997

Equus II Incorporated
2929 Allen Parkway, Suite 2500
Houston, Texas 77019

Gentlemen:

      We have acted as counsel for Equus II Incorporated, a Delaware corporation (the "Fund"), in connection with the filing of the Registration Statement on Form S-8 with respect to the registration of 952,131 shares (the "Shares") of the Common Stock, $.001 par value (the "Common Stock"), of the Fund.

      We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

      (a) the Amended and Restated Certificate of Incorporation of the Fund as filed with the Secretary of State of Delaware on March 4, 1992;

      (b)   the Amended and Restated By-laws of the Fund; and

      (c) the Registration Statement on Form S-8 of the Fund, including the related prospectus and other attachments, filed with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933 (the "Registration Statement").

      We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation or prerequisites to the effectiveness thereof.
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Equus II Incorporated
Page 2
November 13, 1997
      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      (i) the Fund is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware;

      (ii) the authorized capital of the Fund consists of 10,000,000 shares of Common Stock, of which, as of September 30, 1997, 4,760,655 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value, of which, as of September 30, 1997, no shares are issued and outstanding; and

      (iii) the Shares registered under the Registration Statement are duly authorized, and if and when issued by the Fund, will be legally issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the Statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                       Very truly yours,

                                       SNELL & SMITH, A Professional Corporation